UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2010

CREDIT ONE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50320	59-3641205
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

80 Wall Street, Suite 818, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	212-809-1200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On November 18, 2010, Credit One Financial, Inc. (the “Company”) entered into a Share Purchase Agreement with China Minerals International Limited (“China Minerals”).  Pursuant to the Share Purchase Agreement, the Company agreed to sell and China Minerals agreed to acquire the Company’s 51.6% of equity interest in Moderation Limited (“Moderation”), a subsidiary of the Company located in Hong Kong, for $16 million Hong Kong dollars, approximately US$2.06 million in cash.

Upon completion of the transaction, the Company owns no equity interest in Moderation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ONE FINANCIAL, INC.

/s/ Dicky Cheung
Dicky Cheung
President and Chief Executive Officer
Date: November 22, 2010